EXHIBIT 8.1




                                                                November 7, 2002


ON TRACK INNOVATIONS LTD.
Z.H.R. Industrial Zone
Rosh Pina
Israel




Ladies and Gentlemen:


     We have acted as Israeli counsel to On Track Innovations Ltd., an Israeli company (the "Company"). We are herewith rendering our opinion concerning the principal Israeli tax consequences regarding the sale of the shares described in the Registration Statement (Reg. No. 333-90496) (the "Registration Statement").



     Our opinion is based on the Income Tax Ordinance, as amended, and such other Israeli legislation mentioned in the Registration statement under the caption "Israeli Tax considerations", the regulations issued thereunder, and administrative and judicial interpretations thereof, in each case, as in effect and available on the date hereof (collectively, the "Israeli Tax Law"). No assurance can be given that the Israeli Tax Law will not change. In preparing discussions with respect to Israeli Tax Laws matters in the section of the prospectus that is part of the Registration Statement captioned "Israeli Tax Considerations," we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinions are based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the Registration Statement and in the documents incorporated therein by reference; and (ii) representations made to us by officers of the Company or contained in the Registration Statement, in each such instance without regard to qualifications such as "to the best knowledge of" or "in the belief of."


     We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Registration Statement are consummated in a manner that is inconsistent with the manner contemplated therein, our opinions as expressed below may be adversely affected and may not be relied upon.

     We assume that the operative documents for the shares described in the prospectus forming a part of the Registration Statement to which this opinion is filed as an exhibit will be performed in accordance with the terms described therein. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed proper upon written or oral statement of officers and other representatives of the Company. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents.

     In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the state of Israel. Based on the foregoing and subject to the assumptions, qualifications, and limitations contained therein, we hereby confirm that the statements in the Registration Statement under the caption "Israel Tax Considerations", to the extent that they describe matters of Israeli income tax or legal conclusions with respect thereto, are correct in all material respects.
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     We hereby consent to the filing of this opinion as Exhibit 8.1 to the
Registration Statement and the reference to us under the caption "Israeli Tax Considerations" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                  Very truly yours,


                                  /s/ Zysman, Aharoni, Gayer & Co.



                                    Zysman, Aharoni, Gayer & Co.
                                         Law Offices